UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2007

CPS TECHNOLOGIES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16088	04-2832409
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

111 South Worcester Street, Chartley, Massachusetts 02712-0338
(Address of Principal Executive Offices) (Zip code)

Registrant`s telephone number, including area code: (508) 222-0614

CERAMICS PROCESS SYSTEMS CORPORATION
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective March 15, 2007, the registrant changed its name from "Ceramics Process Systems Corporation" to "CPS Technologies Corp." The name change was effected pursuant to Section 253 of the General Corporation Law of the State of Delaware by the merger of CPS Superconductor Corporation, a wholly owned subsidiary of the registrant, into the registrant. The registrant was the surviving corporation and, in connection with the merger, the registrant amended its Restated Certificate of Incorporation to change the registrant`s name to "CPS Technologies Corp." pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1.

The registrant`s common stock continues to trade on the NASD`s Over-the-Counter Bulletin Board under the symbol "CPSX."

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit

Number Description

3.1 Certificate of Ownership and Merger filed on March 15, 2007 with the Secretary of State of the State of Delaware.

99.1 Press release issued by the registrant dated March 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CPS TECHNOLOGIES CORP.

Dated: March 15, 2006

By: /s/ Grant C. Bennett
Grant C. Bennett
President, Chief Executive Officer

and Treasurer

EXHIBIT INDEX

Exhibit No. Description

3.1 Certificate of Ownership and Merger filed on March 15, 2007 with the Secretary of State of the State of Delaware.

99.1 Press release issued by the registrant dated March 15, 2007.